SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549



                                    FORM 8-K

                                 CURRENT REPORT


     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934



Date of Report (date of earliest event reported): June 19, 2003

                       High Country Financial Corporation
                       ----------------------------------
             (Exact name of registrant as specified in its charter)



         North Carolina               000-1177182                01-0731354
         --------------               -----------                ----------
(State or other jurisdiction     (Commission File No.)       (IRS Employer
  of incorporation)                                          Identification No.)




                               149 Jefferson Road
                           Boone, North Carolina 28607
                           ---------------------------
                    (Address of principal executive offices)



Registrant's telephone number, including area code: (828) 265-4333
                                                     -------------

                                       N/A
           ----------------------------------------------------------
          (Former name or former address, if changed since last report)


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


                       High Country Financial Corporation
                                      INDEX




                                                                            Page
                                                                            ----

Item 7 - Exhibits                                                            3

Item 9 -  Regulation FD Disclosure                                           3

Signatures                                                                   4

         Exhibit 99(a)  Letter of High Country Financial Corporation,
                           dated June 19, 2003                               5

Item 7. Financial Statements and Exhibits

     (c)  Exhibits

          (99)(a) Letter of High Country Financial Corporation, dated June 19, 2003

Item 9. Regulation FD Disclosure

     On June 19, 2003, High Country Financial Corporation ("High Country") sent out a letter to customers and shareholders discussing High Country's tentative agreement for a proposed merger with Yadkin Valley Bank and Trust Company ("Yadkin Valley. The proposed transaction is subject to negotiation and execution of a definitive agreement, approval of the shareholders of both High Country Financial Corporation and Yadkin Valley Bank and Trust Company, approval by Federal and State regulatory authorities and other conditions customary for transactions of this type.

     A copy of the letter is attached as Exhibit 99(a) to this Form 8-K.



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

                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                              HIGH COUNTRY FINANCIAL CORPORATION


Date: June 19, 2003                           By: /s/ John M. Brubaker
                                                 -------------------------------
                                                 John M. Brubaker, President and
                                                 Chief Executive Officer




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

                                  EXHIBIT INDEX


Exhibit No.    Description
-----------    -----------

(99)(a)        Letter of High Country Financial Corporation, dated June 19, 2003

                                  Exhibit 99(a)

                                  June 19, 2003

Dear Friends,

     As you may already know, High Country Financial Corporation, and its subsidiary High Country Bank, have entered into a non-binding letter of intent with Yadkin Valley Bank. The letter of intent contains the Company's tentative, non-binding agreement to merge with Yadkin Valley Bank later this year. As President of High Country Bank, I want to explain some elements of this proposed merger and its effect on you as our valued customer.

     Foremost, let me assure you that High Country Bank remains steadfast in its commitment to quality personal service in our local community. Fortunately, our bank has grown faster than even our most optimistic projections. We anticipated that our growth might result in an acquisition at some point in the future. When Yadkin Valley Bank contacted us, they offered a mutually beneficial proposal that would enable us to continue to offer the same high quality personal service that you have come to expect at High Country Bank. We are fortunate to have found a merger partner whose culture and vision is like ours.

     Please keep in mind that at this point the proposed transaction is subject to negotiation and execution of a definitive agreement, approval of the shareholders of both High Country Financial Corporation and Yadkin Valley Bank, approval by federal and state regulatory authorities, and other conditions customary for transactions of this type. While the completion of the proposed merger would inevitably result in some changes, you will still be dealing with many of the same friendly and caring staff that you know already and financial decisions will still be made locally, right here in Boone. Here at High Country Bank, we have always known that people do not bank with banks, they bank with people. So, we want to assure you that we remain dedicated to our personal relationships with our customers. We cannot stress enough how much we appreciate your business and your relationship with our bank. We look forward to a mutually successful future with you.

Best regards,
/s/ John Brubaker
John Brubaker
President/CEO
High Country Bank

This document contains Forward-Looking Statements that are subject to risks and uncertainties. These Forward-Looking Statements include information about possible or assumed future results of our operations. When we use any of the words "believes", "expects", "anticipates", "confident", "look forward" or similar expressions, we are making Forward-Looking Statements. Many possible events or factors could affect the future financial results and performance of the combined company. This could cause results or performance to differ materially from those expressed in our Forward-Looking Statements. You should consider these risks. These possible events or factors include the following: the merger may not be consummated; the banks may not be able to effectively merge the operations so as to achieve economies of scale; and our customer base may not remain loyal as a result of the merger.



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